UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):
August 4, 2021

BGSF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGSF	NYSE

Item 5.07	Submission of Matters to a Vote of Security Holders.
On August 4, 2021, BGSF, Inc. (the "Company") held its annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders voted on three proposals and cast their votes as described below. The proposals are further described in the Company’s definitive proxy statement on Schedule 14A as filed with the SEC on June 15, 2021.

Proposal 1
An election of Class I director of the Company to serve until the third annual meeting following the Annual Meeting. The following individual was elected as Class I director of the Company:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Beth Garvey	3,558,021	948,366	4,353,564
There were no abstentions on this matter.

Proposal 2
The proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2021 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
8,808,451	19,050	31,899	551

Proposal 3
The advisory vote to approve named executive officer compensation was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
3,929,326	41,371	535,687	4,353,567

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGSF, INC.

Date:	August 9, 2021		/s/ Dan Hollenbach
		Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)